Exhibit 3.1

Certificate of Incorporation

of

Madison Acquisition Ventures, Inc.

Under Section 102 of the General Corporation Law of the State of Delaware

The undersigned, a natural person of at least eighteen (18) years of age, for the purpose of forming a corporation under the General Corporation Law of the State of Delaware, certifies that:

FIRST:  The name of the corporation (hereinafter referred to as the "Corporation") is

Madison Acquisition Ventures, Inc.

SECOND:    The purpose or purposes for which the Corporation is formed are as follows:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, market, distribute, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

To enter into any lawful arrangements for sharing profits, union of interest, reciprocal concession, or cooperations with any corporation, association, partnership, syndicate, entity, person, or governmental, municipal, or public authority, domestic or foreign, in the carrying on of any business which the Corporation is authorized to carry on or any business or transaction deemed necessary, convenient, or incidental to the carrying out of any of the purposes of the Corporation.

To apply for, register, obtain, purchase, lease, take licenses in respect of, or otherwise acquire, and to hold, own, use, operate, develop, enjoy, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and in any manner deal with and contract with reference to:

(A)           inventions, devices, formulas, processes and any improvements and modifications thereof;

(B)           letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade- marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto; and

(C)           franchises, licenses, grants and concessions.

To enter into, make and perform contracts of every kind and description which may be necessary or convenient for the business of the Corporation, with any person, firm, association, corporation, municipality, county, state, body politic, or government, or colony, any dependency, or political or administrative division thereof.

To enter into and carry out partnerships (both general partnerships and limited partnerships) and other forms of joint arrangements with other persons, firms or corporations, so far as and to the extent that the same may be done and performed by a corporation organized under the General Corporation Law of the State of Delaware.

To carry on business at any place within the jurisdiction of the United States and in any and all foreign countries and to purchase any property at any such place or places.

To acquire and take over as a going concern, and thereafter to carry on the business of any person, firm or corporation engaged in any business which the Corporation is authorized to carry on and, in connection therewith, to acquire the good will and all or any of the assets and to assume or otherwise provide for all or any of the liabilities of any such business.

To borrow money for its corporate purposes and to make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures, or other obligations from time to time, for the purchase of property, or for any purpose in connection with the business of the Corporation, and, if deemed proper, to secure the payment of any such obligations, mortgages, pledge, deed of trust or otherwise.

To carry on any other similar business in connection with the foregoing, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do so.

To such extent as a corporation organized under the General Corporation Law of the State of Delaware may now or hereafter lawfully do, to perform or do each and everything necessary, suitable, convenient, or proper for, or in connection with, or incidental to, the accomplishment of any one or more of the purposes or the exercise of any one or more of the powers herein described, or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and in general, to do any and all things and exercise any and all powers, rights and privileges for which a corporation now or hereafter may be organized under the General Corporation Law of the State of Delaware, or under any act amendatory thereof, supplemental thereto, or substituted therefore, including, but not limited to, all of the powers enumerated in Sections 121-123 of the Delaware State General Corporation Law or any other statute of the State of Delaware.

THIRD:   The registered office of the Corporation is to be located in Kent County, in the State of Delaware at 615 South Dupont Highway, Dover, Delaware 19901, and the registered agent in charge thereof is Colby Attorneys Service Co., Inc.

FOURTH:    The aggregate number of shares which the Corporation shall have authority to issue is fifty five million (55,000,000) shares, of which fifty million (50,000,000) shares shall be Common Stock, par value of $.001 per share and five million (5,000,000) shares shall be Preferred Stock, par value of $.01 per share.

The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designations and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series.  The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

(A)           the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

(B)           whether the shares of such series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights, which may be general or limited;

(C)           the dividends, if any, payable on such series, whether any such dividends shall be cumulative and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preferences or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of preferred stock;

(D)           whether the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;

(E)           the amount or amounts payable upon shares of such series in the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(F)           whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

(G)           whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of preferred stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(H)           the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the
Corporation of, the common stock or shares of stock of any other class or any other series of preferred stock;

(I)            the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of preferred stock or of any other class; and

(J)            any other powers, preferences and other special rights, relative, participating, optional or otherwise, and any qualifications, limitations and restrictions thereon.

The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereon, if any, may differ from those of any and all other series at any time outstanding.  All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

No holder of shares of the Corporation of any class whether now or hereafter authorized shall have any preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class, whether now or hereafter authorized, or any options or warrants to purchase any such shares, or any securities convertible into or exchanged for any such shares, which may at any time be issued, sold or offered for sale by the Corporation.

FIFTH:    The duration of the Corporation is to be perpetual.

SIXTH:    Except as may otherwise be specifically provided in this Certificate of Incorporation, no provision hereof is intended to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the General Corporation Law of the State of Delaware upon corporations of the State of Delaware, upon the Corporation, its shareholders, bondholders and security holders, and upon its directors, officers and other corporate personnel, including, without limitation, the power of the Corporation to furnish indemnification to any person or persons in the capacities defined and prescribed by the General Corporation Law of the State of Delaware and the defined and prescribed rights of a person or persons to indemnification as the same are conferred by the General Corporation Law of the State of Delaware.

SEVENTH:    The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented.

EIGHTH:    The name and address of the incorporator are as follows: Alan P. Fraade, Esq. c/o Mintz & Fraade, P.C. 488 Madison Avenue, New York, New York 10022.

IN WITNESS WHEREOF, this Certificate has been subscribed this 17th day of August 2006 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Alan P. Fraade Alan P. Fraade, Esq. c/o Mintz & Fraade, P.C. 488 Madison Avenue New York, New York 100